CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-269152 on Form S-3 and Registration Statement Nos. 333-261604 and 333-275472 on Form S-8 of our reports dated March 4, 2024, relating to the financial statements of Crescent Energy Company and the effectiveness of Crescent Energy Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 4, 2024